Exhibit 10.1

Execution Version

ESCROW AND SECURITY AGREEMENT

Dated as of April 25, 2018

TOPBUILD ESCROW CORP.

as Grantor

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent, Financial Institution and Trustee

and

TOPBUILD CORP.

THIS ESCROW AND SECURITY AGREEMENT is entered into on April 25, 2018 (this “Agreement”), by and among U.S. Bank National Association as escrow agent (in such capacity, the “Escrow Agent”), U.S. Bank National Association as a “bank” and “securities intermediary” (each term as defined in the Code (as defined herein)) (in such capacities, the “Financial Institution”), U.S. Bank National Association as trustee under the Indenture described below (the “Trustee”), TopBuild Escrow Corp., a Delaware corporation (the “Grantor”), and Grantor’s sole stockholder, TopBuild Corp., a Delaware Corporation (the “Company”).

RECITALS

Pursuant to that certain indenture dated as of April 25, 2018 (as may be amended or supplemented from time to time, the “Indenture”), by and between the Grantor and the Trustee, the Grantor has, concurrently with the execution and delivery of this Agreement, issued $400,000,000 aggregate principal amount of its 5.625% Senior Notes due 2026 (the “Notes”). The Notes have been issued in a private placement (the “Offering”) pursuant to that certain purchase agreement dated as of April 11, 2018 (the “Purchase Agreement”), among the Grantor, the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the several initial purchasers named therein (the “Initial Purchasers”). In connection with the Offering, the Company and the Grantor prepared an Offering Memorandum dated April 11, 2018 (the “Offering Memorandum”).

As set forth in the Offering Memorandum, the Company intends to use the proceeds from the issuance and sale of the Notes, together with borrowings under its secured credit facility: (i) to fund the purchase price payable in connection with the consummation of the Company’s pending acquisition of USI Legend Parent, Inc. (“USI” and such acquisition, the “Acquisition”); (ii) to pay fees and expenses in connection therewith and with the offering of the Notes; (iii) to repay all amounts outstanding under USI’s existing credit facility and terminate such facility; and (iv) for general corporate purposes. As the consummation of the USI Acquisition will not occur contemporaneously with the issuance of the Notes, the Company and the Grantor have agreed with the Initial Purchasers in the Purchase Agreement, and the Grantor has agreed with the Trustee in the Indenture, to enter into this Agreement and to escrow the net proceeds from the Offering and certain additional funds as provided herein. When and if the Escrow Conditions (as defined herein) are satisfied, the escrowed proceeds will be released to the Company, and if such conditions are not satisfied on or prior to August 30, 2018 (the “Outside Date”), the escrowed proceeds and other property in the Escrow Account (as defined herein) will be released to the Trustee for application to fund a special mandatory redemption of the Notes as provided in Section 1.05(d).

The Grantor, the Trustee, the Financial Institution and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Financial Institution will maintain the Escrow Account and the Escrow Agent will distribute the Escrowed Property (as defined below) in accordance with and subject to the following:

ARTICLE 1

INSTRUCTIONS

Section 1.01. Appointment of the Escrow Agent. The Grantor and the Trustee hereby appoint U.S. Bank National Association as Escrow Agent in accordance with the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointment.

Section 1.02 Escrowed Property.

The initial funds to be deposited with the Financial Institution and the Escrow Agent will be as follows:

(a) Concurrently with the execution and delivery hereof and the issuance of the Notes, as provided in the Purchase Agreement, the Representative of the Initial Purchasers will deposit, or cause to be deposited, with the Financial Institution $394,000,000.00 and the Grantor will deposit, or cause to be deposited, with the Financial Institution $14,125,000, in each case in cash or by wire transfer in immediately available funds (the “Initial Deposit”), which amounts collectively represent an amount sufficient to redeem in cash the principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the interest that would accrue to, but excluding, September 5, 2018, if the Notes are required to be redeemed pursuant to Section 3.09 of the Indenture. The Escrow Agent shall have no responsibility to monitor or enforce the obligation of any party to make a deposit into the Escrow Account. The Escrow Agent has no responsibility for determining whether the amount of the Initial Deposit or any other deposit in the Escrow Account is sufficient for any intended purpose.

(b) The Financial Institution will accept the Initial Deposit and will hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in account number 276070000 maintained by the Financial Institution in the name of the Trustee (such account, the “Escrow Account”) for disbursement in accordance with the provisions hereof. The Trustee will be the entitlement holder with respect to the Escrowed Property and the Escrow Account. The Grantor will not have any access to the Escrow Account or the Escrowed Property, other than in accordance with Section 1.05 hereof. The Initial Deposit, the Escrow Account and all funds or securities now or hereafter credited to the Escrow Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received or receivable in respect of any of the foregoing, together with all proceeds of any of the foregoing are collectively referred to herein as “Escrowed Property.”

Section 1.03. Grantor’s Limited Rights in Escrowed Property; Security Interest.

(a) The Grantor hereby pledges, assigns and grants to the Trustee, for the ratable benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Notes, a continuing security interest in, and a lien on, all of the Grantor’s rights, whether now existing or hereafter acquired or arising, under this Agreement and in all right, title and interest of the Grantor, whether now existing or hereafter acquired or arising, in the Escrow Account, the Escrowed Property and all security entitlements in respect of financial assets credited to the Escrow Account from time to time.

(b) The Grantor represents, warrants and agrees that the security interest of the Trustee pursuant to this Agreement, to the extent that the Grantor has rights herein, and the Escrow Account and Escrowed Property, will, upon execution and delivery of this Agreement by all parties hereto, at all times on and thereafter be valid, perfected and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law) as a first priority security interest by the Trustee against the Grantor and all third parties in accordance with the terms of this Agreement and the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “NY UCC”).

(c) The parties hereto acknowledge and agree that: (i) the Escrow Account will be treated as a “Securities Account,” (ii) the Escrowed Property (other than the Escrow Account) will be treated as “Financial Assets,” (iii) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by the Financial Institution from the Grantor, the Trustee and any other persons entitled to give Entitlement Orders with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York. The Financial Institution represents and warrants that it is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account. Except as specifically provided herein, the NY UCC will apply to this Agreement, and all terms quoted in this Section 1.03(c) and in Section 1.03(e) have the respective meanings assigned to them by Article 8 and Article 9, as applicable, of the NY UCC.

(d) The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account will be promptly credited to the Escrow Account by the Financial Institution. The Financial Institution represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account or the Escrowed Property with any third party without the prior written consent of the Grantor, the Trustee and the Representative. The parties agree that all financial assets (except cash) credited to the Escrow Account will be registered in the name of the Financial Institution or indorsed to the Financial Institution or in blank and in no case will any financial asset credited to the Escrow Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless such financial asset has been further indorsed to the Financial Institution or in blank.

(e) Each of the parties hereto acknowledges and agrees that the Escrow Account and the Escrowed Property will be under the “control” of the Trustee (in accordance with the Indenture and this Agreement) and, notwithstanding any other provision of this Agreement, the Financial Institution will comply with all Entitlement Orders with respect to the Escrow Account and all instructions directing disposition of funds in the Escrow Account, in each case originated by the Trustee (in accordance with the Indenture and this Agreement) without further consent of the Grantor or any other person; provided, however, that so long as the Trustee has not notified the Escrow Agent and Financial Institution in writing that a Default (as defined in the Indenture) exists or following the receipt by the Escrow Agent and the Financial Institution of a written notice from the Trustee that any existing Default (as defined in the Indenture) has been cured or waived, the Financial Institution shall honor Entitlement Orders issued by the Grantor in accordance with Section 1.05 hereof.

(f) The Grantor agrees to take all steps reasonably necessary in connection with the perfection of the Trustee’s security interest in this Agreement and the Escrowed Property and the protection of the Escrowed Property from claims by third parties and, without limiting the generality of the foregoing, the Grantor hereby authorizes the Trustee and the Initial Purchasers on behalf of the Trustee to file one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as the Trustee, or the Initial Purchasers on behalf of the Trustee, may determine are reasonably necessary in order to perfect the security interest granted herein, and any such filing is authorized to be made by the Trustee, the Initial Purchasers or their respective counsel, in each case on behalf of the Trustee. The Grantor represents and warrants that it is duly incorporated and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and the Grantor hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving the Trustee and the Initial Purchasers not more than 10 or less than 5 days’ prior written notice thereof.

(g) Upon the release of any Escrowed Property pursuant to Section 1.05 hereof, the security interest of the Trustee for the benefit of the holders of the Notes granted herein will automatically terminate with respect to all such Escrowed Property so released without any further action and such released Escrowed Property will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of the Financial Institution, the Escrow Agent, the Trustee and the holders of the Notes. The Trustee will, at the reasonable request of the Grantor, take all steps reasonably necessary to terminate any financing statements and will execute such other documents without recourse, representation or warranty of any kind as the Grantor may reasonably request in writing to evidence or confirm the termination of the security interest in such released Escrowed Property.

Section 1.04. Investment of Escrowed Property. The Escrow Agent is authorized and directed, and agrees promptly to deposit the Escrowed Property including without limitation the Initial Deposit in the Escrow Account and hereby agrees to treat any such investment as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the NY UCC. The Escrowed Property shall be invested by the Escrow Agent in U.S. Bank Money Market Account – CUSIP 9AMMF05B2. The Grantor and Trustee acknowledge receipt of the prospectus for such fund at the time of execution of this Agreement.

Section 1.05. Distribution of Escrowed Property. Subject to Section 1.03(e), the Escrow Agent is directed to cause the Financial Institution to hold and distribute the Escrowed Property in the following manner:

(a) The Escrow Agent will release the Escrowed Property only as specifically provided for in this Section 1.05. All release and disbursement instructions and Entitlement Orders delivered to Escrow Agent shall specify (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient(s) of the disbursement, and (iv) the manner of disbursement and delivery instructions except that in the case of parties having wire transfer instructions specified in Section 1.07, the wire transfer instruction need not be set forth at length, but may instead reference Section 1.07.

(b) Upon the satisfaction of the following conditions, the Grantor will promptly deliver an Officers’ Certificate (such delivery to be in accordance with Section 3.01 hereof), substantially in the form attached as Exhibit A hereto and signed by two Authorized Persons (as defined in Section 3.01 hereof) of the Grantor, to the Trustee and the Escrow Agent, confirming that all of the following conditions (collectively, the “Escrow Conditions”) have been satisfied or will be satisfied substantially concurrently with the release of the Escrowed Property and instructing the Escrow Agent to release the Escrowed Property (the “Officers’ Certificate”):

(i) the consummation of the Acquisition pursuant to the Acquisition Agreement (as defined in the Indenture);

(ii) the consummation of borrowings under the Credit Agreement (as defined in the Indenture) with terms consistent in all material respects with those described in the Offering Memorandum;

(iii) the execution and delivery by the Company of a supplemental indenture pursuant to which it shall assume the obligations of the Grantor under the Indenture and the Notes;

(iv) the execution and delivery by each Domestic Subsidiary (as defined in the Indenture) of the Company that guarantees Indebtedness (as defined in the Indenture) or is a borrower, in each case, under the Credit Agreement, of (A) a supplemental indenture pursuant to which such Domestic Subsidiary will become a guarantor party to the Indenture and (B) a joinder agreement under which it will become a party to the Purchase Agreement; and

(v) the delivery by or at the request of the Grantor of certain opinions of its counsel to the Initial Purchasers as required under Section 5 of the Purchase Agreement;

provided that, it is understood that certain steps set forth above may occur during the day after the release of funds from the Escrow Account, and the funds shall be released upon certification, as set forth in the Officers’ Certificate, that such steps will occur during the day thereafter.

(c) Promptly upon receipt of the Officers’ Certificate from the Grantor, the Escrow Agent will cause the liquidation of all investments, if any, of Escrowed Property then held by it and cause the release of all of the Escrowed Property to the Company or to such other persons as specified in the Officers’ Certificate, at the Grantor’s written direction by wire transfer of immediately available funds (i) in accordance with the wire transfer instructions set forth in Section 1.07 hereof or to the Trustee, as directed by the Grantor or (ii) in accordance with the wire transfer instructions set forth in the Officers’ Certificate.

(d) If the Escrow Conditions have not been satisfied on or prior to the Outside Date, the Escrow Agent will, upon receipt of written notification from the Grantor that such conditions have not been satisfied, which the Grantor shall be required to provide (or if the Escrow Agent receives written notice pursuant to Section 1.05(e) prior to such time), cause the liquidation of all investments of Escrowed Property then held by it on or before noon on the Business Day immediately prior to September 5, 2018 and cause the release of all of the Escrowed Property as follows:

(i) first, to the Paying Agent under the Indenture, an amount of Escrowed Property certified by the Grantor as equal to the Special Mandatory Redemption Price for payment to the holders of the Notes in accordance with the special mandatory redemption provision contained in Section 3.09 of the Indenture; such release of Escrowed Property to the Paying Agent under the Indenture will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; provided that if the amount of the Escrowed

Property is less than the amount required to be paid for the Special Mandatory Redemption Price, the Grantor will deliver, or cause to be delivered, to the Paying Agent, on or prior to September 5, 2018, an amount equal to the deficiency, in accordance with Section 3.07 of the Indenture; and

(ii) second, to the Grantor, any Escrowed Property remaining after distributions in clause (d) (i) above, by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

(e) The Grantor may determine, in the good faith judgment of the Board of Directors of the Grantor, that the conditions contained in clause (b) of this Section 1.05 will not be satisfied on or prior to the Outside Date, in which case the Grantor shall be required to cause a special mandatory redemption of the Notes under Section 3.09 of the Indenture. Upon written notice and instruction from the Trustee to the Escrow Agent (which will only be given after the Grantor has given the corresponding written notice to the Trustee, which notice specifies the special mandatory redemption price as required by Section 3.09 of the Indenture (the “Special Mandatory Redemption Price”)) that the Grantor is required to cause the special mandatory redemption of the Notes and certification of the date fixed for such special mandatory redemption, the Escrow Agent will, on or before noon on the Business Day immediately prior to the date fixed for such special mandatory redemption, cause the liquidation of all investments of Escrowed Property then held by the Financial Institution and release all of the Escrowed Property as follows:

(i) first, to the Paying Agent under the Indenture, an amount of Escrowed Property in cash equal to the Special Mandatory Redemption Price (as specified in such instructions from the Trustee) for payment to the holders of the Notes in accordance with the redemption provisions contained in Section 3.09 of the Indenture; such release of Escrowed Property to the Paying Agent under the Indenture will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; provided that if the amount of the Escrowed Property is less than the amount required to be paid for the Special Mandatory Redemption Price, the Grantor will deliver to the Paying Agent, on or prior to the date fixed for such special mandatory redemption, an amount equal to the deficiency, in accordance with Section 3.07 of the Indenture; and

(ii) second, to the Grantor, any Escrowed Property remaining after distributions in Section 1.05(d)(i), by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

(f) If the Escrow Agent receives a written notice and instruction from the Trustee that the principal amount of and accrued and unpaid interest on the Notes have become immediately due and payable pursuant to Article 6 of the Indenture, then the Escrow Agent will, within one Business Day after receipt of such written notice and instruction from the Trustee, cause the liquidation of all Escrowed Property then held by the Financial Institution and cause the release of all of the Escrowed Property as follows:

(i) first, to the Escrow Agent and the Trustee, an amount of Escrowed Property in cash equal to amounts due and owing to the Escrow Agent and Trustee (as set forth in the notice provided pursuant to this Section 1.05(f)) in respect of fees, expenses and liabilities of the Escrow Agent under this Agreement and the Trustee under the Indenture, as the case may be;

(ii) second, upon the written direction of the Trustee, to the Paying Agent for payment to the holders of the Notes, an amount of Escrowed Property sufficient to pay such accelerated principal amount and interest, if any, thereon; such release of Escrowed Property to the Paying Agent will be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; and

(iii) third, to the Grantor, any Escrowed Property remaining after distributions in Section 1.05(f)(i) and Section 1.05(f)(ii), by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

(g) In any case hereunder in which the Escrow Agent is to receive written instructions to release the Escrowed Property, the Escrow Agent shall be entitled to conclusively rely on such written instructions with no responsibility to calculate or confirm amounts or percentages to release or compliance with any other document.

(h) The Trustee and the Grantor shall provide the Escrow Agent with a list of Authorized Persons (as defined in Section 3.01), initially authorized hereunder as set forth on Schedule 3.01; as such Schedule 3.01 may be amended or supplemented from time to time by delivery of a revised and re-executed Schedule 3.01 to the Escrow Agent. Notwithstanding the foregoing sentence, the Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications reasonably believed by it in good faith to have been sent or given by the Trustee or the Grantor, as the case may be, or by a person or persons authorized by the Trustee or the Grantor. The Escrow Agent specifically allows for receiving direction by written or electronic transmission from an Authorized Person with the following caveat, the Grantor agrees to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and reasonable expenses (including reasonable and documented attorneys’ fees of one legal counsel)

(collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by written or electronic transmission by them respectively; provided, however, that such Losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that forbearance on the part of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an Authorized Person shall not be deemed to constitute gross negligence or willful misconduct. In the event funds transfer instructions are given to the Escrow Agent pursuant to the terms of this Agreement (other than with respect to fund transfers to be made contemporaneously with the execution of this Agreement), regardless of the method used to transmit such instructions, such instructions must be given by an Authorized Person. Further, the Escrow Agent is authorized to obtain and rely upon confirmation of such instructions by telephone call-back to the applicable Authorized Person. The Escrow Agent may require any party hereto which is entitled to direct the delivery of fund transfers to designate a phone number or numbers for purposes of confirming the requested transfer. The Trustee and the Grantor agree that the Escrow Agent may delay the initiation of any fund transfer until all security measures it deems to be necessary and appropriate have been completed and shall incur no liability for such delay.

Section 1.06. Addresses. Notices, instructions and other communications will be sent as follows:

(a)	to Escrow Agent, Financial Institution or Trustee:

U.S. Bank National Association

Attn: Global Corporate Trust Services

200 South Biscayne Blvd.

Miami, FL 33131]

Telephone:        (305) 350-1752

Facsimile:         (305) 350-1745

E-mail:              Michael.Daly3@usbank.com

(b)	to the Company, the Grantor or a Guarantor:

TopBuild Corp.

475 North Williamson Blvd

Daytona Beach, FL 322114

Phone: (386) 304-1327

Email: joe.jacumin@topbuild.com

Attention: Joe Jacumin

with a copy to (which shall not constitute notice hereunder):

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Miami, FL 333131

Phone: (305) 579-0589

Facsimile: (305) 961-5589

Email: altmand@gtlaw.com

Attention: Drew M. Altman

(c)	to the Representative and the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7867

Attention: Legal Department

with a copy to (which shall not constitute notice hereunder):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5111

Attention: Michael Kaplan

Section 1.07. Wire Transfer Instructions.

Unless otherwise indicated in the Officers’ Certificate, all cash (including the cash proceeds from liquidation of any Escrowed Property) distributed from the Escrow Account to the Grantor or the Company will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

[Bank Name: PNC Bank

Account Name: TopBuild Corp

ABA # 043000096

Account # 1029012528

Address: 249 Fifth Avenue, Pittsburgh, PA

Phone: (386) 763-7281

Unless otherwise indicated in writing from the Trustee or the Paying Agent to the Escrow Agent, all cash distributed from the Escrow Account to the Paying Agent will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

U.S. Bank National Association

ABA# 0910000222

BNF : US Bank TFM

Beneficiary Account # 180120521620

Ref.: TopBuild Notes Account 005840NS

Contact: M. Daly

Unless otherwise indicated in writing from the Escrow Agent to the Grantor and the Initial Purchasers, the Initial Deposit and any fees described in Exhibit B hereto will be transferred to the Escrow Agent by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

U.S. Bank National Association

ABA/Routing # 091000022

Beneficiary Account #: 104793255431

Beneficiary Account Address:         777 E. Wisconsin Avenue

                                                           Milwaukee, WI 53202-5300

Further credit to Account Name: TopBuild Escrow Corp. Escrow

Further credit to Account #: 276070000

Upon termination of this Agreement and after any required liquidation or distribution of Escrowed Property for the benefit of any person other than the Grantor pursuant to Section 1.05 hereof, any Escrowed Property that consists of assets other than cash and is to be released to the Grantor, the Escrow Agent shall cause the liquidation of such Escrowed Property into cash and distribute it to the Grantor upon the written request of the Grantor pursuant to this Section 1.07. No request by the Grantor pursuant to this paragraph shall constitute an “Entitlement Order” or instruction with respect to the Escrowed Property.

Section 1.08. Compensation.

(a) Upon execution of this Agreement, the Grantor will pay the Escrow Agent for its services in accordance with the fee schedule agreed to by and between the Grantor and the Escrow Agent attached hereto as Exhibit B.

(b) The fees agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the Escrow Agent renders any service not contemplated in this Escrow Agreement at the written direction of the Grantor, then the Escrow Agent shall be compensated for such other services as agreed between the Grantor and the Escrow Agent.

(c) If any reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent hereunder are not paid when due, the Escrow Agent may set off against any Escrowed Property released to the Grantor from this escrow in accordance with Section 1.05 hereof. The Escrow Agent shall have no right to set off against, and hereby waives any lien it may otherwise have against, any Escrowed Property prior to its release from escrow or which is released or to be released in accordance with the terms of this Agreement. The Grantor shall remain liable for any unpaid reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent hereunder.

(d) The obligations of the Grantor contained in this Section 1.08 will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

ARTICLE 2

TERMS AND CONDITIONS

Section 2.01. Rights, Duties and Immunities of Escrow Agent.

(a) Scope of duties. The duties, responsibilities and obligations of the Escrow Agent will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. The Escrow Agent will not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreement or arrangement to which the Grantor is a party, even though reference thereto may be made herein. The Escrow Agent will not be required to comply with any direction or instruction other than those contained herein or delivered in accordance with this Agreement. Other than as may be required to fulfill its duties and obligations as contemplated by this Agreement, the Escrow Agent will not be required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) Limitation on liability. The Escrow Agent will not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence, willful misconduct or fraud on its part. In no event will the Escrow Agent be liable (i) for any incidental, consequential, punitive, special or indirect damages or penalties, regardless of the form of action and whether or not any such damages or penalties were foreseeable and contemplated or even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action, (ii) for an amount in excess of the value of the Escrowed Property or (iii) for any liability in connection with the investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence, willful misconduct or fraud) in the investment, reinvestment or liquidation of the Escrowed Property, or any loss of interest or income incident to any such delay.

(c) Further limitation on liability. The Escrow Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, acts of war or terror, strikes, lockouts, riots, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

(d) Right to consult counsel. The Escrow Agent may consult with legal counsel of its own choosing, at the reasonable expense of the Grantor (to the extent documented), as to any matter relating to this Agreement, and the Escrow Agent will not incur any liability in acting in good faith in accordance with any advice from such counsel. The Grantor shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(e) Duty of care. The Escrow Agent will not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and will not be required to invest any funds held hereunder except as directed in accordance with this Agreement. Uninvested funds held hereunder will not earn or accrue interest.

(f) Collection. All funds and other property deposited into the Escrow Account or otherwise collected for deposit therein will be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent will not be required, or have any duty, to notify any Person of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege that may be afforded to the holder of any such security.

(g) Statements. The Escrow Agent will provide to the Grantor and the Trustee monthly statements identifying transactions, transfers or holdings of Escrowed Property, and each such statement will be deemed to be correct and final, absent manifest error, upon receipt thereof by the Grantor and the Trustee unless the Escrow Agent is notified in writing to the contrary within 45 Business Days of the date of such statement.

(h) Disclaimer with respect to Escrowed Property. The Escrow Agent will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited into escrow or held hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it. The Escrow Agent will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) Ambiguity or uncertainty. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable sole discretion, refrain from taking any action other than retaining possession of the Escrowed Property, unless the Escrow Agent receives written instructions, signed by the Grantor, the Trustee and/or the Representative, as applicable, which eliminates such ambiguity or uncertainty.

(j) Conflicting claims. In the event of any dispute between or conflicting claims by or among the Grantor and/or any other person or entity with respect to any Escrowed Property, the Escrow Agent will be entitled, in its reasonable sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Property so long as such dispute or conflict continues, and the Escrow Agent will not be or become liable in any way to the Grantor for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent will be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent has received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined in Section 2.02 hereof) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses of one legal counsel) incurred in connection with such proceeding will be paid by, and will be solely an obligation of, the Grantor.

(k) Compliance with judicial orders. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrowed Property, including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Property (an “Order”), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems necessary, provided that the Escrow Agent shall, prior to taking any such action in respect of the Order and if not advised by counsel that to do so would constitute a violation of law, use its best commercially reasonable efforts to notify the Grantor and the Trustee of such Order to allow the Grantor to seek an appropriate order or waive compliance with the provisions of this Agreement; and if the Escrow Agent complies with this Section 2.01(k) and any such Order, the Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(l) Right to rely on communications. The Escrow Agent will be entitled to conclusively rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, willful misconduct or fraud will not be responsible or liable in the event such communication is not an authorized or authentic communication of the Grantor or Trustee, as the case may be, or is not in the form the Grantor or Trustee sent or intended to send (whether due to fraud, distortion or otherwise). Pursuant to Section 2.02 hereof, the Grantor will indemnify the Escrow Agent against any Losses (as such term is defined in Section 2.02 hereof) it may incur as a result of acting in accordance with any such communication.

(m) Right to request instruction. At any time the Escrow Agent may request an instruction in writing from the Grantor and the Trustee and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent will not be liable for acting in accordance with such a proposal on or after the date specified therein; provided that (i) the specified date will be at least five Business Days after each of the Grantor and the Trustee receives the Escrow Agent’s request for instructions and its proposed course of action and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested.

(n) Liability for Taxes. Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Grantor will pay or promptly reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and will indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes, in each case to the reasonable satisfaction of the Escrow Agent. Any payments of income from the Escrow Account will be subject to withholding regulations then in force under applicable law. Trustee and the Grantor further agree as follows: The Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow Account is in existence, report the income of the Escrow Account (i) to the Grantor and (ii) to the IRS, as required by law. The parties to this Agreement agree that they will not take any position in connection with the preparation, filing or audit of any tax return that is in any way inconsistent with the foregoing determination or the information returns or reports provided by the Escrow Agent, except as required by law. The Trustee and the Grantor shall provide the Escrow

Agent with such tax forms and certificates as shall be reasonably requested by the Escrow Agent. The Escrow Agent shall have no responsibility for the tax consequences of this Agreement, and the Grantor shall consult with independent counsel concerning any and all tax matters.

(o) Withholding Requests and Indemnification. The Grantor and the Company, jointly and severally, agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 2.02 below from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(p) Extension of rights of Escrow Agent. The rights, privileges, protections, immunities and benefits given to the Escrow Agent, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Escrow Agent in each of its capacities hereunder, and each agent, custodian and other person or entity employed to act hereunder.

Section 2.02. Indemnity. From and at all times after the date of this Agreement, the Grantor and the Company, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Grantor or the Company, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement, any Losses or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that the Grantor and the Company shall not be liable pursuant to this Section 2.02 for any Losses which resulted from the Escrow Agent’s material breach of this Agreement, gross negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Grantor and the Company jointly and severally. The obligations of the Grantor and the Company under this section shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 2.03 Resignation and Removal of Escrow Agent. (a) The Grantor may remove the Escrow Agent at any time by giving to the Escrow Agent and the Trustee 5 days’ prior notice in writing signed by the Grantor. The Escrow Agent may resign at any time by giving to the Grantor and the Trustee 15 days’ prior written notice thereof.

(b) Within 10 days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Grantor will appoint a successor escrow agent, upon notice to the Trustee. The Grantor will cause any successor escrow agent to assume the obligations of the Escrow Agent hereunder or to enter into such other escrow and security agreement as may be reasonably acceptable to the Grantor, and any such other escrow and security agreement shall be administratively acceptable to the Trustee. If a successor escrow agent has not accepted such appointment by the end of such 10-day period or such successor escrow agent has not become so bound, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses of one legal counsel) incurred by the Escrow Agent in connection with such proceeding will be paid by, and be deemed to be solely an obligation of, the Grantor.

(c) Subject to Section 1.08(c), upon receipt of the identity of the successor escrow agent, the Escrow Agent will deliver the Escrowed Property then held hereunder to the successor escrow agent. Upon delivery of the Escrowed Property to the successor escrow agent, the Escrow Agent will have no further duties, responsibilities or obligations hereunder.

Section 2.04. Termination. This Agreement will terminate upon the distribution of all Escrowed Property from the Escrow Account in accordance with the provisions of Section 1.05 hereof, except such provisions of this Agreement that by their express terms survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. Upon termination of this Agreement, all security interest of the Trustee for the benefit of the holders of the Notes granted pursuant to, and described in, Section 1.03 of this Agreement shall automatically terminate without any further action. The Trustee shall at the reasonable request of the Grantor or the Company take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to Section 1.03(g) hereof and shall execute such other documents without recourse, representation or warranty of any kind as the Grantor or the Company may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Notices. All notices and other communications under this Agreement will be in writing in English and will be deemed given (a) on the date of delivery when delivered personally, (b) upon acknowledgement of delivery when mailing such notice, (c) upon acknowledgement of delivery when delivered by electronic means, (d) on the next Business Day after delivery to a recognized overnight courier or (e) when sent by facsimile to the parties at the addresses set forth in Section 1.06 hereof (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision). Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day that is not a Business Day, such time will be extended to the next Business Day. Attached as Schedule 3.01 hereto and made a part hereof is a list of those persons initially entitled to give notices, instructions and other communications to the Trustee and/or the Escrow Agent on behalf of the Grantor hereunder (each such representative, an “Authorized Person”). Schedule 3.01 may be amended from time to time by written notice from the Grantor to the Escrow Agent and the Trustee, with a copy to the Initial Purchasers.

Section 3.02. Representations and Warranties. Each of the Grantor, the Trustee, the Financial Institution and the Escrow Agent hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law) and (b) that the execution, delivery and performance of this Agreement by it does not and will not violate any applicable law or regulation governing, in the case of the Trustee, its corporate trust powers.

Section 3.03. Governing Law; Consent to Jurisdiction; Construction. (a) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b) The Financial Institution’s jurisdiction for purposes of Sections 8-110 and 9-304 of the NY UCC will be the State of New York.

(c) Each party hereto irrevocably agrees that any legal action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby will be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in any such court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that service of any process, summons, notice or document by certified or registered mail, return receipt requested, to such party’s address set forth in Section 1.06 hereof (or directed to it at the address last specified for notices hereunder) will be effective service of process for any lawsuit, action or other proceeding brought in any such court, and such service will be deemed completed 10 days after the same is so mailed.

(d) Except as set forth in Section 1.03(c), capitalized terms that are used but not defined in this Agreement have the meanings assigned to them in the Indenture. The term “will” as used in this Agreement shall be interpreted to express a command. The term “or” is not exclusive. Words in the singular include the plural and words in the plural include the singular.

Section 3.04. Rights and Remedies. The rights and remedies conferred upon the parties hereto will be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

Section 3.05. Benefit of the Parties. This Agreement will be binding upon the parties hereto and each of their successors and permitted assigns. This Agreement will inure solely to the benefit of the parties hereto and (subject to Section 3.06 hereof) each of their respective successors and permitted assigns, and no other person will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement.

Section 3.06. Assignment. This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto, and any purported assignment without such consent will be null and void, except for the appointment of a successor Escrow Agent pursuant to Section 2.03 hereof, the appointment of a successor Trustee pursuant to Section 7.08 of the Indenture or a Trustee succession under Section 7.09 of the Indenture. No party hereto shall assign its rights hereunder until its assignee has submitted to the Escrow Agent (i) Patriot Act disclosure materials and the Escrow Agent has determined that on the basis of such materials it may accept such assignee as a customer and (ii) assignee has delivered an IRS Form W-8 or W-9, as appropriate, to the Escrow Agent which the Escrow Agent has determined to have been properly signed and completed. In addition, the foregoing rights to assign shall be subject, in the case of any party having an obligation to indemnify the Escrow Agent, to the Escrow Agent’s approval based upon the financial ability of assignee to indemnify it being reasonably comparable to the financial ability of assignor, which approval shall not be unreasonably withheld.

Section 3.07. Merger; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements in regards thereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.08. Amendment. Except as otherwise permitted herein and subject to the provisions of the Indenture, this Agreement may be amended, supplemented or otherwise modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by all of the parties hereto.

Section 3.09. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision, and if any provision is held to be enforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 3.10. Headings and Captions. The headings and captions included in this Agreement are included solely for convenience of reference and will have no effect on the interpretation or operation of this Agreement.

Section 3.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all such counterparts together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or email attachment shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or email attachment shall be deemed to be their original signatures for all purposes.

Section 3.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, the Financial Institution and the Escrow Agent like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee, the Financial Institution and the Escrow Agent. The parties to this Agreement agree that they will provide the Trustee, the Financial Institution and the Escrow Agent with such information as any of them may reasonably request in order for the parties to satisfy the requirements of the U.S.A. Patriot Act.

Section 3.14. The Trustee. The Trustee has entered into this Agreement not in its individual capacity but solely as Trustee under the Indenture and shall be entitled, in connection with its execution, delivery and performance of this Agreement, to all the rights, protections, immunities and exculpations available to it as Trustee under the Indenture. The Trustee shall not be liable to the Escrow Agent or the Financial Institution for the payment of any amounts owing to them under this Agreement, payment of which amounts shall be the sole obligation of the Grantor.

Section 3.15. ERISA. The Grantor represents and warrants at the date of this Agreement and at all times until the termination of this Agreement that it is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” within the meaning of Section 4975(e)(1) of the Code, to which Section 4975 of the Code applies, (iii) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4974 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 CFR Section 25 10.3-101 or otherwise, or (IV) a “governmental plan” (as defined in ERISA or the Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”). The Grantor will provide written notice to Escrow Agent if it is aware that it is in breach of this representation and warranty or is aware that with the passing of time, giving of notice or expiring of any applicable grace period it will be in breach of this representation and warranty.

Section 3.16. Business Day. As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in New York, New York are authorized or required by law or executive order to be closed.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

TOPBUILD CORP.

By:	/s/ John S. Peterson
Name: John S. Peterson
Title: Chief Financial Officer

TOPBUILD ESCROW CORP. as Grantor

By:	/s/ John S. Peterson
Name: John S. Peterson
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent and Financial Institution

By:	/s/ Michael C. Daly
Name: Michael C. Daly
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael C. Daly
Name: Michael C. Daly
Title: Vice President

SCHEDULE 3.011

Escrow Agreement Dated as of [date] by and among [Designate Parties]

Certificate of Authorized Representatives – [Designate Party]

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level: Authority Level:	Fund Transfer / Disbursement

☐ Initiate ☐ Verify transactions initiated by others	☐ Initiate ☐ Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level: Authority Level:	Fund Transfer / Disbursement

☐ Initiate ☐ Verify transactions initiated by others	☐ Initiate ☐ Verify transactions initiated by others

[1]	This Schedule 3.01 may be amended from time to time by written notice from the Grantor to the Escrow Agent, the Trustee and the Initial Purchasers.

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

[Name of Party]:

By:
Name:
Title:

Date:

EXHIBIT A

FORM OF OFFICERS’ CERTIFICATE

of

TOPBUILD ESCROW CORP.

Dated [•], 2018

This certificate is being delivered to the Trustee and the Escrow Agent pursuant to Section 1.05(b) of the Escrow and Security Agreement, dated as of April 25, 2018 (the “Escrow and Security Agreement”), among TopBuild Escrow Corp. (the “Grantor”), a Delaware corporation, TopBuild Corp. a Delaware corporation and the sole stockholder of the Grantor (the “Company”), U.S. Bank National Association as Escrow Agent (in such capacity, the “Escrow Agent”), U.S. Bank National Association as Financial Institution (in such capacity, the “Financial Institution”) and U.S. Bank National Association as Trustee under the Indenture (in such capacity, the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow and Security Agreement and the Indenture. The Grantor hereby instructs the Escrow Agent to release the Escrowed Property and certifies through the undersigned officers that all of the following conditions have been met or will be satisfied substantially concurrently with the release of the Escrowed Property (or will occur during the day after the release of funds from the Escrow Account):

(i) the Acquisition has been consummated pursuant to the Acquisition Agreement (as defined in the Indenture);

(ii) the Company has made borrowings under the Credit Agreement (as defined in the Indenture) with terms consistent in all material respects with those described in the Offering Memorandum;

(iii) the Company has executed and delivered a supplemental indenture pursuant to which it has assumed the obligations of the Grantor under the Indenture and the Notes;

(iv) each Domestic Subsidiary (as defined in the Indenture) of the Company that guarantees Indebtedness (as defined in the Indenture) or is a borrower, in each case, under the Credit Agreement has executed and delivered (A) a supplemental indenture pursuant to which such Domestic Subsidiary has become a guarantor party to the Indenture and (B) a joinder agreement under which it has become a party to the Purchase Agreement;

(v) the opinions specified under Section 5 of the Purchase Agreement required to be delivered concurrently with the release of the Escrowed Property have been delivered; and

(vi) the Escrowed Property shall be delivered by wire transfer of immediately available funds in such amounts, to such persons and in accordance with the instructions set forth on Schedule I attached to this Officers’ Certificate;

provided that, it is understood that certain steps set forth above may occur during the day after the release of funds from the Escrow Account, and the funds shall be released upon certification that such steps will occur during the day thereafter.

[Signature page follows]

IN WITNESS WHEREOF, the Grantor through an Authorized Person, has signed this Officers’ Certificate as of the date first set forth above.

TOPBUILD ESCROW CORP.

By:
Name:
Title:

By:
Name:
Title:

Schedule I

[Payees and wire instructions]

EXHIBIT B

SCHEDULE OF FEES FOR ESCROW AGENT SERVICES

ESCROW AGENT FEE SCHEDULE

All fees in respect of this Agreement have been paid.

THE SET-UP FEES AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT. Escrow Agent reserves the right to bill at cost for all reasonable, documented out-of-pocket expenses, including out-of-pocket expenses in connection with the closing. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.